EXHIBIT 99


             CHARTWELL INTERNATIONAL ACQUIRES FLEET OF 95 RAIL CARS

     Charleston, WV - July 13, 2005- Chartwell International, Inc. (OTCBB: CHWN) ("Chartwell") announced today that it has completed the acquisition of a fleet of 95 Bulkrailer flat cars, which are designed to carry any combination of intermodal containers already in the Company's control.

     Chartwell's objective is to become a leading provider of Waste-by-Rail services including logistics, equipment, transportation and disposal options to the solid waste industry. "The purchase of these railcars are interrelated and critical to the other aspects of the planned business operations, and will ultimately enable Chartwell to offer fully integrated waste disposal solutions to a wide array of customers. These cars are in high demand and we are pleased to be able to build our fleet around them" said the company's representative.

     Chartwell International, Inc. is a holding company focused on the natural resources and environmental industries, including related infrastructures, and evaluates opportunities for expansion within those industries through acquisition or other strategic relationships that focus on waste by rail services, logistics, equipment, transportation and disposal options, including landfill management.

NOTE: The foregoing is news relating to Chartwell and contains forward-looking statements. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to Chartwell or its management are intended to identify such forward-looking statements. There can be no assurance that the Proposed Transaction will be completed as proposed or at all. In addition, Chartwell 's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to Chartwell 's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by Chartwell and is meant purely for informational purposes.

                       For additional information contact:
                          Imre Eszenyi, Vice President
                          Chartwell International, Inc.
                          1124 Smith Street, Suite 304
                              Charleston, WV 25301
                                 (304) 345-8700